Exhibit 3.306

BYLAWS

OF

WIREGRASS WASTE DISPOSAL CENTER, INC.

BYLAWS

BYLAWS

ARTICLE I

LOCATION OF CORPORATION

Section 1. PRINCIPAL OFFICE. The principal office of this Corporation shall be located in the City of Montgomery, County of Montgomery, State of Alabama.

Section 2. OTHER OFFICES. This Corporation may also have offices at such other places within and without the State of Alabama as the Board of Directors may from time to time designate.

ARTICLE II

STOCKHOLDERS’ MEETING

Section 1. ANNUAL MEETING. The annual meeting of the stock-holders of this Corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at the principal office of this Corporation, or at such other place within or without the State as may be designated from time to time, on or about the last day of each fiscal year of the Corporation, the date of such meeting to be determined by the President or Secretary of the Corporation.

Section 2. NOTICE OF ANNUAL MEETING. Notice of any annual meeting of the stockholders of this Corporation shall be given in writing, personally or by mail, by the Secretary to each stockholder of record not less than ten (10) nor more than fifty (50) days before such meeting and if special action is to be taken, such notice shall also state the special action which is proposed to be taken. If notice of the annual meeting is mailed, it shall be deemed to have been given when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If one of the purposes of the annual meeting is to consider an increase of the stock or bonded indebtedness of this Corporation, notice of such meeting shall be given in the manner prescribed in this section not less than thirty (30) nor more than fifty (50) days before such meeting.

Section 3. SPECIAL MEETING. A special meeting of the stockholders of this Corporation may be called at any time by the President and shall be called by the President or the Secretary at any time upon the written request of stockholders holding at least ten (10%) percent of the capital stock of this Corporation then issued and outstanding and entitled to vote, or upon the written request of a majority of the Board of Directors. Such meeting may be held at any time and at any place within or without the State, which time and place shall be specified in such request. No business other than that specified in the notice of the meeting shall be transacted.

Section 4. NOTICE OF SPECIAL MEETING. Notice of any special meeting of the stockholders of this Corporation shall be given in writing, personally or by mail, by the Secretary to each stockholder of record not less than ten (10) nor more than fifty (50) days before such meeting. The notice shall state the time and place of such meeting, and such notice shall also state the purpose, or purposes, for which the meeting is called. If notice of a special meeting is mailed, it shall be deemed to have been given when deposited In the United States mail, addressed to the stockholder of record at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If the purpose of the special meeting is to increase the stock or bonded indebtedness of this Corporation, thirty (30) days notice of such meeting shall be given in the manner prescribed in this section.

Section 5. WAIVER OF NOTICE. Any stockholder entitled to notice pursuant to. these Bylaws may waive notice either of the annual or any special meeting of the stockholders before or after the time stated in such notice. A waiver of notice in writing signed by the stockholder entitled to such notice shall be equivalent to the giving of such notice.

Section 6. ACTION WITHOUT MEETING. Any action which may be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the stockholders and may be stated as such in any writing or document.

Section 7. QUORUM. Except as otherwise specially provided by law or by the Articles of Incorporation, the holders of a majority of the issued and outstanding capital stock of this Corporation, present or represented by proxy at any meeting of stockholders, shall constitute a quorum, except that if less than a quorum of the stockholders be present or represented by proxy at any meeting, a majority of those present or represented thereat may, after the lapse of at least half an hour, adjourn the meeting to a future time not less than nor more than seven (7) days later, and the Secretary shall thereupon give at least five (5) days notice by certified mail to each stockholder entitled to vote who was absent from such meeting.

Section 8. VOTING. Each stockholder of this Corporation shall be entitled to one vote, in person or by proxy, for each share of capital stock standing in the name of such stockholder on the books of this Corporation. No proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no shares of stock shall be voted on at any election for Directors which has been transferred on the books of the Corporation within twenty (20) days next preceding such election of Directors. There shall be no voting of treasury shares allowed. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

ARTICLE III

DIRECTORS

Section 1. NUMBER, QUALIFICATION AND ELECTION. The business, affairs and property of this Corporation shall be managed by a Board of Directors, consisting of not less than one (1) nor more than seven (7) members with the original Board of Directors consisting of one (1) member, who shall be elected at the annual meeting of the stockholders by a majority of the votes cast at such election by ballot or, in absence of objection by or on behalf of any stockholder present or represented at such meeting, in any manner other than by ballot. Such Directors shall hold office for one (1) year and thereafter until their respective successors shall be elected and shall qualify. Directors need not be stockholders. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not prohibited by statute or by the Articles of Corporation or by these Bylaws directed or required to be exercised or done by the stockholders.

The officer who has charge of the stock ledger of the Corporation shall prepare and make at least ten (10) days before every election of Directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder during ordinary business hours for a period of at least ten (10) days prior to the election, either at a place within the city or town where the election is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present, No change of the time or place of the meeting for the election of Directors shall be made within sixty (60) days next before the day on which said meeting is to be held, and in case of any change of said time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty (20) days before the meeting is held.

Section 2. VACANCIES AND REMOVAL. If the office of any Director shall become vacant between annual meetings by reason of death, resignation, or disqualification, the remaining Directors may, by a majority vote, though less than a quorum of the Board of Directors, elect a Director in the place and stead of the one so dying, resigning or disqualifying, and any Director so elected shall hold office until the next annual meeting of the stockholders, and until his successor shall have been duly elected by the stockholders. Any Director may resign at any time upon written notice to the Corporation. The stockholders shall have the right at any time to remove any Director of this Corporation, with or without cause, by majority vote of the issued and outstanding shares of capital stock entitled to vote on the election of Directors. If a Director be removed or If the number of Directors be increased, a Director to fill the vacancy or additional Directors shall be elected by a majority vote of the issued and outstanding capital stock entitled to vote on the election of Directors, to hold office until the next annual meeting of the stockholders, and until his or their successors shall have been duly elected.

Section 3. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the stockholders, and at such other times as shall be determined by the Board of Directors. Regular meetings of the Board of Directors may be held either within or without the State of Alabama. No notice shall be required of regular meetings of the Board of Directors.

Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the President or by a majority of the members of the Board of Directors. Notice of any special meeting of the Board of Directors shall be given in writing, personally or by mail, to each Director not less than three (3) days before such meeting. The notice shall state the time, place and the purpose, or purposes, for which the meeting is called. If notice of a special meeting is mailed, it shall be deemed to have been given when deposited in the United States mail, addressed to the Director at his last known post office address.

Section 5. WAIVER OF NOTICE OF SPECIAL MEETINGS. Notice of any special meeting of the Board of Directors may be waived either before or after the time stated in such notice. A waiver of notice in writing signed by the Director entitled to such notice shall be equivalent to the giving of such notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. PLACE OF MEETINGS. All regular and special meetings of the Board of Directors shall be held at the principal office of this Corporation, or at such other place or places within or without the State, as said board may designate.

Section 7. ACTION WITHOUT MEETING. Any action which may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the Directors, and may be stated as such in any writing or document.

Section 8. COMMITTEES. The Board of Directors may by resolution or resolutions, passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation, which to the extent provided in such resolution or resolutions or in the Bylaws of the Corporation, shall have and may during intervals between the meetings of the board exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 9. QUORUM. A majority of the Directors of this Corporation shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors.

Section 10. VOTING. At all meetings of the Board of Directors, each Director shall have one vote.

Section 11. COMPENSATION. Directors shall have authority to fix the compensation to be paid for their services as Directors. Nothing shall preclude any Director from serving the Corporation in any other capacity as an officer, agent or otherwise, and received compensation therefor.

Section 12. CONTRACTS. In the absence of fraud, no contract or other transaction between this Corporation and any other Corporation shall be affected by the fact that Directors of this Corporation are Directors of such other association, if such fact shall be disclosed or known to the Board of Directors, and such contract or transaction shall be approved or ratified by the affirmative vote of a majority of the Directors present at a meeting of the Board of Directors or the committee of this Corporation having authority in the premises. Any Director individually, or any firm of which any Director is a partner, may be a party to or may be interested in any contract or transaction of this Corporation provided such interest be disclosed and that such contract or transaction shall be approved or ratified by the affirmative vote of at least a majority of the Directors present at a meeting of the Board of Directors or the committee of this Corporation having authority in the premises. No Director shall be liable to account to this Corporation for any profit realized by him from or through any such transaction or contract of this Corporation, ratified or approved as aforesaid, by reason of his interest in such transaction or contract. Directors interested in such contract or transaction shall not be disqualified from voting on such contract or transaction because of their interest therein.

ARTICLE IV

OFFICERS

Section 1. ELECTION AND APPOINTMENT. At the first meeting of the Board of Directors after the annual meeting of the stockholders, the Directors shall choose a President a Vice-President, a Secretary, a Treasurer and such other officers as the Corporation from time to time may need, none of whom need be Directors. Any two offices or more may be held by one person. All of said officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until their respective successors shall be duly elected and shall qualify. If any vacancy occurs among the above offices, such vacancy may be filled for the remainder of the term by the Board of Directors, at a regular or special meeting thereof, and any officers so elected shall hold office until his successor shall be duly elected and shall qualify.

Section 2. SUSPENSION AND REMOVAL. Any officer of the Corporation appointed by the Board of Directors may be removed or suspended by a majority vote of the Board of Directors at any time, with or without cause. Any agent or employee appointed or employed by the President may be removed or discharged or suspended by him at any time, with or without cause.

Section 3. POWERS AND DUTIES OF THE PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. It shall be the duty of the President to preside at stockholders ‘ meetings and at all meetings of the Board of Directors. The President shall cause to be called regular and special meetings of the stockholders and Directors in accordance with these Bylaws. The

President, subject to the approval of the Board of Directors, shall appoint and remove, employ and discharge, and fix the compensation of all agents and employees of this Corporation other than officers appointed by the board. The President shall see that the books, reports, statements and certificates required by the statutes are properly kept, made and filed according to law. The President shall sign or countersign all certificates of stock and notes, drafts or bills of exchange, acceptances and other instruments, for the payment of money duly drawn by the Treasurer. He shall submit a report of the operations of this Corporation for each year to the Directors at their last regular meeting in such year, or at a special meeting called for that purpose before the annual meeting of stockholders, and to the stockholders at their annual meeting, and from time to time he shall report to the Directors all matters within his knowledge which the interest of this Corporation may require to be brought to their notice. In general, he shall perform all the duties incident to his office.

Section 4. POWERS AND DUTIES OF THE VICE-PRESIDENT. The Vice- President of this Corporation, or, if there shall be more than one, the vice-presidents of this Corporation, shall generally assist the President and shall perform such duties as may be assigned by the Board of Directors. In the event of the death, resignation, absence or inability to act of the President, the Vice-President, or, if there shall be more than one, the vice-presidents, in the order determined by the Board of Directors, shall assume and discharge pro tempore the powers and duties of the President of this Corporation.

Section 5. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall be ex officio secretary of the Board of Directors. He shall keep the minutes of all meetings of the Board of Directors and stockholders. He shall have charge of all books and records of the Corporation. He shall keep in safe custody the seal of this Corporation, and when authorized by the Board of Directors shall affix the seal to any instrument requiring the same. He shall be authorized to sign certificates of stock with the President. He shall keep accounts of stock registered and transferred in the manner prescribed by law. He shall give and serve all notices to the stockholders and Directors, except that notice for special meetings of Directors called at the request of two (2) Directors as provided in Section 4 of Article III of these Bylaws, may be issued by such Directors. In general, he shall perform all the duties incident to his office.

Section 6. POWERS AND DUTIES OF THE TREASURER. . The Treasurer shall have the care and custody of and be responsible for all the funds, securities, evidences of indebtedness and other valuable documents of the Corporation, and deposit all such funds in the name of the Corporation in such banks, or trust companies, or other depositaries, or in such safe deposit vaults as the Board of Directors may designate. The Treasurer shall sign, make and endorse in the name of the Corporation all checks, notes, drafts, bills of exchange, acceptances and other instruments for the payment of money, and pay out and dispose of same and receipt therefor, under the direction of the President or the Board of Directors, and at such other times as shall be required of him, and a full financial report at the annual meeting of the stockholders. The Treasurer shall keep at the office of the Corporation full and accurate books of account of all its business and transactions and such other books of account as the Board of Directors may require, and shall exhibit the same to any Director of the Corporation upon application therefor. He shall be authorized to sign certificates of stock with the President. In general, he shall perform all the duties incident to his office. He shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors may prescribe.

Section 7. RETURNS AND STATEMENTS. It shall be the duty of each officer of this Corporation to make and file any and all returns, reports, lists or statements required by law to be made and filed by him, and to make full report to the Board of Directors respecting the affairs of the Corporation In his charge whenever he may be requested to do so.

Section 8. COMPENSATION. The salaries of all officers shall be fixed by the Board of Directors, and the fact that any officer is a Director shall not preclude him from receiving a salary or from voting upon the resolution providing the same.

ARTICLE V

CAPITAL STOCK

Section 1. ISSUE AND REGISTRATION. The certificates of stock of the Corporation shall be in such form as shall be approved by the Board of Directors. Certificates of stock shall be signed by the President or Vice-President and the Secretary or Treasurer and sealed with the seal of the Corporation. They shall be numbered consecutively and registered in the order in which they are issued. They shall be bound in a book and shall be issued therefrom, and in this book, there shall be entered the names of the persons owning the shares therein respectively represented, the number of such shares, and the dates of issuance thereof. All certificates exchanged or returned to the Corporation shall be marked “canceled”, and the date of cancellation affixed thereto, and each canceled certificate shall be preserved and attached to the stub from which the same was taken. No new certificates shall be issued until the old certificate shall have been canceled; provided, however, that in case any certificate shall be lost, the Directors may order a new certificate to be issued in its place upon receiving such proof of loss and such bond of indemnity therefor (if any be required by the Directors) as may be satisfactory to them.

Section 2. TRANSFERS. Transfers of shares shall be made upon the books of the Corporation by the holder in person or by attorney duly authorized, and upon the surrender of the certificate or certificates properly endorsed. No certificate shall be issued for any share until such share is fully paid.

Section 3. RECORD HOLDERS. This Corporation shall be entitled to treat the holder of record of any share or shares of its capital stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Alabama.

ARTICLE VI MISCELLANEOUS

Section 1. CORPORATE SEAL. The Directors shall provide a suitable corporate seal for the Corporation which seal shall bear the following words and figures as:

WIREGRASS WASTE DISPOSAL CENTER, INC.

Corporation

1986

Alabama

Section 2. CONTRACTS, ETC. The Board of Directors may authorize any officer or officers, agent or agents, employee or employees to enter into any contract or other instrument on behalf of this Corporation, and such authority may be general or confined to specific instances. Except as herein provided or as authorized by the Board of Directors, no officer, agent or employee, other than the President, Vice-President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer shall have any power or authority to bind this Corporation by any contract or engagement, or to pledge its credit or to render it liable, for any purpose or for any amount.

Section 3. DEPOSITS, CHECKS AND DRAFTS. All checks and drafts or funds of this Corporation shall be deposited from time to time to the credit of this Corporation in such banks, or trust companies, or to other depositaries, as the Board of Directors may from time to time designate. All checks shall be drawn out of the regular checkbooks of this Corporation and upon the stub of each such check, the purpose and amount for which the same is drawn shall be specified. All checks, notes, drafts, bills of exchange, acceptances or other orders for the payment of money or other evidences of the indebtedness of this Corporation shall be signed as shall from time to time be designated by resolution of the Board of Directors.

Section 4. DIVIDENDS. The Directors shall from time to time declare dividends upon the capital stock from the earned surplus arising from the business of the Corporation as and when they deem expedient. Before declaring any dividend there may be reserved out of the accumulated profits such sum or sums as the Directors from time to time in their discretion think proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as, in the opinion of the Directors, is conducive to the interest of the Corporation.

Section 5. INDEMNITY. Any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or his intestate, is or was a Director, officer or employee of the Corporation or of any association which he served as such at the request of the Corporation shall be indemnified by the Corporation against the reasonable expenses, including attorney’s fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, Director or employee is liable for negligence or misconduct in the performance of his duties. The Corporation may also reimburse to any Director, officer or employee the reasonable cost of settlement of any such action, suit or proceeding if it be found by a majority of Directors to be to the best interest of the Corporation that such settlement be made and that such officer, Director or employee was not guilty of negligence or misconduct.

The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or Director or employee may be entitled apart from the provisions of this section.

The amount of indemnity to which any officer or Director may be entitled shall be fixed by the stockholders.

ARTICLE VII

AMENDMENT OF BYLAWS

Section 1. ALTERATIONS, AMENDMENTS OR REPEALS. The stockholders may make, amend and repeal the Bylaws of the Corporation, at any annual meeting or at a special meeting called for that purpose, and all Bylaws made by the Directors may be altered or repealed by the stockholders, by a majority vote of the issued and outstanding capital stock. Subject as aforesaid, the Board of Directors shall have power to make, amend and repeal the Bylaws of the Corporation, by vote of a majority of all the Directors, at any regular or special meeting of the board. The Board of Directors may not, however, alter, amend or repeal any Bylaws establishing the number of Directors, the time or place of stockholders’ meeting or what constitutes a quorum at such stockholders’ meeting.

  Secretary

President

I, Durward W. Jackson, Secretary of Wiregrass Waste Disposal Center, Inc., do hereby certify that the foregoing is a true and correct copy of the Bylaws of this Corporation as submitted at, read to and adopted as the Bylaws of this Corporation at the First Meeting of the sole Stockholder held on the 18th day of April, 1986.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of this Corporation this 18th day of April, 1986.

Secretary

SEAL